EXHIBIT 16.1

December 2, 2013

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of Victory Energy Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated November 26, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Marcum, LLP